Exhibit 1

AMENDED AGREEMENT FOR
JOINT FILING OF SCHEDULE 13D AND
SECTION 16 BENEFICIAL OWNERSHIP REPORTS

          The undersigned hereby agree to file jointly the Statement on Schedule 13D (the "Statement") relating to the Common Stock, no par value, of Res-Care, Inc., and any amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          The undersigned further agree to file jointly all statements of beneficial ownership and changes in beneficial ownership ("Section 16 Reports") and any amendments thereto required pursuant to Section 16(a) of the Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission thereunder (including, without limitation, Forms 3, 4 and 5). The undersigned hereby designates Onex Partners LP, acting by and through its authorized representatives, as the beneficial owner authorized to make, execute and file all such required Section 16 Reports on their behalf.

          It is understood and agreed that a copy of this Agreement shall be attached or incorporated by reference as an Exhibit to the Statement and, as necessary, each Section 16 Report, filed on behalf of each of the parties hereto.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the 29th day of June, 2004.

ONEX PARTNERS LP

BY: ONEX PARTNERS GP LP, its General Partner

By: ONEX PARTNERS MANAGER LP , its Agent

By: ONEX PARTNERS MANAGER GP, INC., its General Partner

By: /s/ Robert M. Le Blanc
Name: Robert M. Le Blanc Title: Managing Director

By: /s/ Eric J. Rosen
Name: Eric J. Rosen Title: Managing Director

ONEX PARTNERS GP LP

By: ONEX PARTNERS GP INC., its General Partner

By: /s/ Robert M. Le Blanc
Name: Robert M. Le Blanc Title: Vice President

By: /s/ Eric J. Rosen
Name: Eric J. Rosen Title: President

ONEX PARTNERS GP INC.

By: /s/ Robert M. Le Blanc
Name: Robert M. Le Blanc Title: Vice President

By: /s/ Eric J. Rosen
Name: Eric J. Rosen Title: President

ONEX AMERICAN HOLDINGS II LLC

By: /s/ Eric J. Rosen
Name: Eric J. Rosen Title: Director

By: /s/ Donald F. West
Name: Donald F. West Title: Director

ONEX US PRINCIPALS LP

By: Onex American Holdings GP LLC, its General Partner

By: /s/ Eric J. Rosen
Name: Eric J. Rosen Title: Director

By: /s/ Donald F. West
Name: Donald F. West Title: Director

ONEX AMERICAN HOLDINGS GP LLC

By: /s/ Eric J. Rosen
Name: Eric J. Rosen Title: Director

By: /s/ Donald F. West
Name: Donald F. West Title: Director

RESCARE EXECUTIVE INVESTCO LLC

By: /s/ Robert M. Le Blanc
Name: Robert M. Le Blanc Title: Director

By: /s/ Donald F. West
Name: Donald F. West Title: Director

ONEX CAPITAL CORPORATION

By: /s/ Ewout R. Heersink
Name: Ewout R. Heersink Title: President

By: /s/ Anthony R. Melman
Name: Anthony R. Melman Title: Vice President

ONEX CORPORATION

By: /s/ Christopher A. Govan
Name: Christopher A. Govan Title: Managing Director

By: /s/ Donald W. Lewtas
Name: Donald W. Lewtas Title: Managing Director

GERALD W. SCHWARTZ

By: /s/ Donald W. Lewtas
Name: Donald W. Lewtas Title: Authorized Signatory for Gerald W. Schwartz